___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

VICAN RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-107179 & 000-51210	980380519
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

11650 South State St., Ste. 240
Draper, Utah	84020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2510

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

On September 24, 2013, Vican Resources, Inc. (the “Company”) converted a certain promissory note, in the original principal amount of $700,000 held by Cumbria Capital, L.P. (“Cumbria”), into 100 shares of Series A Preferred Stock. Cumbria is a Texas limited partnership owned and controlled by Cyrus Boga, a member of our Board of Directors. Although the Preferred Stock carries no dividend, distribution, or liquidation rights, and is not convertible into common stock, each share of Series A Preferred Stock carries 10,000,000 votes per share and is entitled to vote with the Company’s common stockholders on all matters upon which common stockholders may vote. As a result, Cumbria holds a controlling beneficial interest in the Company and Mr. Boga may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

On September 24, 2013, the Company converted 1,825,000 shares of our Series C Preferred Stock, which amount represents all of the issued and outstanding shares of Series C Preferred Stock, into 1,825,000,000 shares of our Class A common stock. As a result of this conversion there are no shares of Series C Preferred Stock outstanding. The shares of Series C Preferred Stock are held by Cyrus Boga and Kenneth I. Denos, both members of our Board of Directors.

On September 24, 2013, the Board of Directors of the Company approved the Plan of Share Exchange (the "Plan"). The Plan allows for the conversion of 1,914,840,020 shares of Class A common stock, which amount represents all of the outstanding shares of common stock of the Company, into 1,938,631 shares of Class B common stock. As a result, the Company has no shares of Class A Common stock outstanding, and 1,938,631 shares of Class B common stock outstanding. The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan of Share Exchange, a copy of which is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference thereto.

Item 3.03 Material Modification to Rights of Security Holders

On September 24, 2013, the Board of Directors of the Company approved the Plan. The Plan allows for the conversion of 1,914,840,020 shares of Class A common stock, which amount represents all of the outstanding shares of common stock of the Company, into 1,938,631 shares of Class B common stock. As a result, the Company has no shares of Class A Common stock outstanding, and 1,938,631 shares of Class B common stock outstanding. The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan of Share Exchange, a copy of which is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference thereto.

Item 5.01 Changes in Control of Registrant

On September 24, 2013, Vican Resources, Inc. (the “Company”) converted a certain promissory note, in the original principal amount of $700,000 held by Cumbria Capital, L.P. (“Cumbria”), into 100 shares of Series A Preferred Stock. Cumbria is a Texas limited partnership owned and controlled by Cyrus Boga, a member of our Board of Directors. Although the Preferred Stock carries no dividend, distribution, or liquidation rights, and is not convertible into common stock, each share of Series A Preferred Stock carries 10,000,000 votes per share and is entitled to vote with the Company’s common stockholders on all matters upon which common stockholders may vote. As a result, Cumbria holds a controlling beneficial interest in the Company and Mr. Boga may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 24, 2013, the Board of Directors of the Company approved the Plan. The Plan allows for the conversion of 1,914,840,020 shares of Class A common stock, which amount represents all of the outstanding shares of common stock of the Company, into 1,938,631 shares of Class B common stock. As a result, the Company has no shares of Class A Common stock outstanding, and 1,938,631 shares of Class B common stock outstanding. The foregoing summary of the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan of Share Exchange, a copy of which is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Vican Resources, Inc. Plan of Share Exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vican Resources, Inc.

Date: October 16, 2013	By: /s/ Chene Gardner
Chene Gardner, principal executive officer